UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Appointment of Certain Officers.

On February 20, 2015, the Board of Directors of TPG Specialty Lending, Inc. (the “Company”) appointed Jennifer Gordon to serve as a Vice President and the Chief Compliance Officer of the Company, replacing Jennifer Mello.

Since 2014, Ms. Gordon has been a Managing Director and the Chief Compliance Officer and Deputy Chief Operating Officer of TPG Special Situations Partners (“TSSP”). Prior to joining TSSP, from 2004 to 2014, she held various positions at Goldman, Sachs & Co., including most recently as Co-Head of Americas Securities Division Compliance. Ms. Gordon received her J.D. from Fordham University School of Law and B.A. from the University of Michigan.

Ms. Gordon will serve as the Company’s Chief Compliance Officer until her resignation or earlier termination.

Ms. Mello will continue to serve as a Vice President and the Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: February 25, 2015	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Financial Officer